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                                                                      EXHIBIT 99

NEWS RELEASE

For more information contact:

STEVE GRANT                             LAMAR McINTYRE
(713) 439-9400                          (713) 940-6100

WEATHERFORD ENTERRA, INC.               ZAPATA CORPORATION
1260 POST OAK                           1717 ST. JAMES PLACE
SUITE 1000                              SUITE 500
HOUSTON, TX 77056                       HOUSTON, TX 77056

JOINT PRESS RELEASE FOR IMMEDIATE DISTRIBUTION

                  WEATHERFORD ENTERRA AND ZAPATA CORPORATION
                    COMPLETE ENERGY INDUSTRIES TRANSACTION

    Houston, Texas December 18, 1995 -- Weatherford Enterra, Inc. (WII/NYSE) and Zapata Corporation (ZOS/NYSE) today announced the closing of the transaction whereby Weatherford Enterra purchased from Zapata the assets of its Energy Industries gas compression division for approximately $130 million in cash and the assumption of certain current liabilities of an operating nature.

    Weatherford Enterra is a Houston, Texas-based diversified international energy service and manufacturing company that provides products and services around the world to the oil and gas exploration, production and transmission industries. Zapata is currently transforming itself from the energy business into food related businesses.